Exhibit 11 - Computation of Earnings per Share
Amen Properties, Inc.

         Period Ending 9/30/07                                    Three Months Ended 9/30/07      Nine Months Ended 9/30/07
-----------------------------------------                        -----------------------------    ---------------------------
                                Grant /    Current   Year to         Basic         Diluted          Basic         Diluted
                     Total      Purch.     Period     Date         Weighted        Weighted        Weighted       Weighted
 Description         Shares      Date     Days O/S  Days O/S        Shares          Shares          Shares         Shares
 -----------         ------      ----     --------  --------        ------          ------          ------         ------
Common Stock        2,290,589   Various      92        273        210,734,188     210,734,188     625,330,797    625,330,797
Preferred A Stock
- Convertible         616,447   9/29/00      62        243                 --      38,219,714              --    149,796,621
Conversion of
Preferred A           616,447   8/31/07      30        30          18,493,410      18,493,410      18,493,410     18,493,410
Preferred B Stock
- Convertible         233,317   1/9/02       62        243                 --      14,465,654              --     56,696,031
Conversion of
Preferred B           233,317   8/31/07      30        30           6,999,510       6,999,510       6,999,510      6,999,510
Preferred C Stock
- Convertible         500,000   3/1/05       62        243                 --      31,000,000              --    121,500,000
Conversion of
Preferred C           500,000   8/31/07      30        30          15,000,000      15,000,000      15,000,000     15,000,000
Stock Issuance
for Employee Comp       3,104   8/1/07       60        60             186,240         186,240         186,240        186,240
Stock Issuance
for Employee Comp      15,122   9/4/07       26        26             393,172         393,172         393,172        393,172
Warrants Exercised     55,210   8/31/07      30        30           1,656,300       1,656,300       1,656,300      1,656,300
Dilutive Effect
of Warrants             6,139   3/1/05       92        273                 --         564,813              --      1,676,021
Dilutive Effect
of Stock Options       38,139   Various      92        273                 --       3,508,768              --     10,411,889
                    ----------                                   -------------    ------------    ------------  -------------
End of Period       5,107,831                                     253,462,820     341,221,769     668,059,429   1,008,139,990

Days Outstanding from Beginning of Period                                  92              92             273            273
--------------------------------------------------------------   -------------    ------------    ------------  -------------
Weighted Average Number of Common Shares Outstanding                2,755,031       3,708,932       2,447,104      3,692,820

Net Income from Continuing Operations                          $      277,978  $      277,978  $    1,883,397  $   1,883,397
--------------------------------------------------------------   -------------    ------------    ------------  -------------
Net Income                                                     $      277,978  $      277,978  $    1,883,397  $   1,883,397
                                                                 =============    ============    ============  =============

Net Income from Continuing Operations per Share                $         0.10  $         0.07  $         0.77  $        0.51
--------------------------------------------------------------   -------------    ------------    ------------  -------------
Net Income per Share                                           $         0.10  $         0.07  $         0.77  $        0.51
                                                                 =============    ============    ============  =============


Amen Properties, Inc.


         Period Ending 9/30/06                                    Three Months Ended 9/30/06      Nine Months Ended 9/30/06
-----------------------------------------                        -----------------------------    ---------------------------
                                Grant /    Current   Year to        Basic           Diluted          Basic         Diluted
                     Total      Purch.     Period     Date         Weighted        Weighted        Weighted       Weighted
   Description       Shares      Date     Days O/S  Days O/S        Shares          Shares          Shares         Shares
   -----------       ------      ----       ---     --------        ------          ------          ------         ------
Common Stock        2,206,215   Various      92        273        202,971,780     202,971,780     602,296,695    602,296,695
Preferred A Stock
- Convertible         616,447   9/29/00      92        273                 --      56,713,124              --    168,290,031
Preferred B Stock
- Convertible         233,317   1/9/02       92        273                 --      21,465,164              --     63,695,541
Preferred C Stock
- Convertible         500,000   3/1/05       92        273                 --      46,000,000              --    136,500,000
Dilutive Effect
of Warrants            48,323   3/1/05       92        273                 --       4,445,751              --     13,192,282
Common Stock -
Warrant Exercise       84,374   5/18/06      92        135          7,762,408       7,762,408      11,390,490     11,390,490
Dilutive Effect
of Stock Options       35,273   Various      91        181                 --       3,245,143              --      9,629,608
                    ----------                                   -------------    ------------    ------------ --------------
End of Period       3,723,950                                     210,734,188     342,603,369     613,687,185  1,004,994,647

Days Outstanding from Beginning of Period                                  92              92             273            273
--------------------------------------------------------------   -------------    ------------    ------------ --------------
Weighted Average Number of Common Shares Outstanding                2,290,589       2,290,589       2,247,938      3,681,299

Net Income from Continuing Operations                          $    1,292,586  $    1,292,586  $    1,883,397 $    1,883,397
--------------------------------------------------------------   -------------    ------------    ------------ --------------
Net Income                                                     $    1,292,586  $    1,292,586  $    1,883,397 $    1,883,397
                                                                 =============    ============    ============ ==============

Net Income from Continuing Operations per Share                $         0.56  $         0.35  $         0.84 $         0.51
--------------------------------------------------------------   -------------    ------------    ------------ --------------
Net Income per Share                                           $         0.56  $         0.35  $         0.84 $         0.51
                                                                 =============    ============    ============ ==============



                                       36